Exhibit A-4

                                    BYLAWS
                                      OF
                             PENN FUEL GAS, INC.
                         (a Pennsylvania Corporation)
                                 ...oo0oo...

                      (as amended and restated by action
                     of the shareholders on May 28, 1996)

                                  ARTICLE I

                           Offices and Fiscal Year

                    Section 1.1 Registered Office.--The registered office of the corporation in the Commonwealth of Pennsylvania shall be at 55 South Third Street, Oxford, Chester County, Pennsylvania 19363, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the board of directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

                    Section 1.2  Other Offices.--The corporation
          may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

                    Section 1.3  Fiscal Year.--The fiscal year of
          the corporation shall begin on the first day of January in each year.

                                  ARTICLE II

                          Notice--Meetings Generally

                    Section 2.1  Notice of Meetings of Board of
          Directors.--Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

                    Section 2.2  Notice of Meetings of Shareholders

                         (a)  General Rule.--Except as otherwise
          provided in the Business Corporation Law, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

                         (b)  Notice of Action by Shareholders on
          Bylaws.--In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

                         (c)  Notice of Action by Shareholders on
          Fundamental Change.--In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

                         (d)  Notice of Action by Shareholders
          Giving Rise to Dissenters Rights.--In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

                              (1)  a statement that the
                    shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

                              (2)  a copy of Subchapter 15D.

                    Section 2.3  Waiver of Notice.

                         (a)  Written Waiver.--Whenever any written
          notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

                         (b)  Waiver by Attendance.--Attendance of
          a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                    Section 2.4  Use of Conference Telephone and
          Similar Equipment.--Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                 ARTICLE III

                                 Shareholders

                    Section 3.1 Place of Meeting.--All meetings of the shareholders of the corporation shall be held at the registered office of the corporation or such other place as may be designated by the board of directors in the notice of a meeting.

                    Section 3.2  Annual Meeting.--The board of
          directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Monday of May in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o'clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

                    Section 3.3  Special Meetings.

                         (a)  Call of Special Meetings.--Special
          meetings of the shareholders may be called at any time:

                              (1)  by the board of directors; or

                              (2)  by the president; or

                              (3)  unless otherwise provided in the
                    articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting.

                         (b)  Fixing of Time for Meeting.--Upon
          written request of any person who has called a special meeting, it shall be the duty of the secretary to fix the time of the meeting, which shall be held not more than 60 days after the receipt of the request. The secretary has no independent right or authority to call a special meeting of the shareholders, and may only do so in response to the written request of another person who is authorized under this Section 3.3 to call a special meeting.

                    Section 3.4  Quorum and Adjournment.

                         (a)  General Rule.--A meeting of
          shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

                         (b)  Withdrawal of a Quorum.--The
          shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                         (c)  Adjournments Generally.--Any regular
          or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

                         (d)  Electing Directors at Adjourned
          Meeting.--Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

                         (e)  Other Action in Absence of Quorum.--
          Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                    Section 3.5 Action by Shareholders.--Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

                    Section 3.6 Organization.--At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, the vice chairman of the board, if there be one, or one of the following officers present in the order stated: the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                    Section 3.7  Voting Rights of Shareholders.--
          Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

                    Section 3.8  Voting and Other Action by Proxy.

                         (a)  General Rule.--

                              (1)  Every shareholder entitled to
                    vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

                              (2)  The presence of, or vote or
                    other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.

                              (3)  Where two or more proxies of a
                    shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

                         (b)  Execution and Filing.--Every proxy
          shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

                              (1)  may be treated as properly
                    executed for purposes of this subsection; and

                              (2)  shall be so treated if it sets
                    forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

                         (c)  Revocation.--A proxy, unless coupled
          with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

                         (d)  Expenses.--The corporation shall pay
          the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

                    Section 3.9  Determination of Shareholders of
          Record.

                         (a)  Fixing Record Date.--The board of
          directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

                         (b)  Determination When a Record Date is
          Not Fixed.--If a record date is not fixed:

                              (1)  The record date for determining
                    shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                              (2)  The record date for determining
                    shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, to call a special meeting or to propose an amendment of the articles shall be the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.

                              (3)  The record date for determining
                    shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                    Section 3.10 Unanimous Consent of Shareholders in Lieu of Meeting.--Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

                                  ARTICLE IV

                              Board of Directors

                    Section 4.1  Powers; Personal Liability.

                         (a)  General Rule.--Unless otherwise
          provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

                         (b)  Personal Liability of Directors.--

                              (1)  A director shall not be
                    personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless:

                                   (i)  the director has breached
                         or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law (or any successor provision); and

                                   (ii) the breach or failure to
                         perform constitutes self-dealing, willful misconduct or recklessness.

                              (2)  The provisions of paragraph (1)
                    shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

          (The provisions of this subsection (c) were adopted by the shareholders of the corporation on _______ __, 1996; the predecessor provisions of this subsection (c) were first adopted as Section 3.01(b) of the By-Laws of the corporation, retroactive to January 27, 1987. The provisions of this subsection (c) shall not apply to any action filed prior to January 27, 1987 or to any breach of performance of duty or any failure of performance of duty by a director occurring prior to that date.)

                    Section 4.2  Qualifications and Selection of
          Directors.

                         (a)  Qualifications.--Each director of the
          corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation. No person who is 72 years of age or older, or will attain the age of 72 years during the year in which such person might be nominated as a director, shall be eligible to be nominated or selected as a director of the corporation.

                         (b)  Power to Select Directors.--Except as
          otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. Any shareholder may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as provided in this section only candidates who have been so nominated shall be eligible for election.

                         (c)  Election of Directors.--In elections
          for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.

                    Section 4.3  Number and Term of Office.

                         (a)  Number.--The board of directors shall
          consist of such number of directors, not less than three nor more than eleven, as may be determined from time to time by resolution of the board of directors.

                         (b)  Term of Office.--Each director shall
          hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

                         (c)  Resignation.--Any director may resign
          at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

                         (d)  Chairman and Vice Chairman of the
          Board.--The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board. The chairman of the board, if there be one, and vice chairman of the board, if there be one, are not officers of the corporation.

                    Section 4.4  Vacancies.

                         (a)  General Rule.--Vacancies in the board
          of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                         (b)  Action by Resigned Directors.--When
          one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                    Section 4.5  Removal of Directors.

                         (a)  Removal by the Shareholders.--The
          entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

                         (b)  Removal by the Board.--The board of
          directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

                    Section 4.6  Place of Meetings.--Meetings of
          the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

                    Section 4.7  Organization of Meetings.--At
          every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, the vice chairman of the board, if there be one, or one of the following officers present in the order stated: the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                    Section 4.8  Regular Meetings.--Regular
          meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

                    Section 4.9  Special Meetings.--Special
          meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

                    Section 4.10  Quorum of and Action by
          Directors.

                         (a)  General Rule.--A majority of the
          directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

                         (b)  Action by Written Consent.--Any
          action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

                    Section 4.11  Executive and Other Committees.

                         (a)  Establishment and Powers.--The board
          of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Each committee of the board shall serve at the pleasure of the board. Any committee shall have and may exercise such powers and authority of the board of directors as are provided in the resolution of the board of directors and otherwise permitted by applicable law.

                         (b)  Alternate Committee Members.--The
          board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not consisting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

                         (c)  Committee Procedures.--The term
          "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

                    Section 4.12  Compensation.--The board of
          directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                  ARTICLE V

                                   Officers

                    Section 5.1  Officers Generally.

                         (a)  The officers of the corporation shall
          be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. Any number of offices may be held by the same person.

                         (b)  Standard of Care.--In lieu of the
          standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

                    Section 5.2  Election, Term of Office and
          Resignations.

                         (a)  Election and Term of Office.--The
          officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                         (b)  Resignations.--Any officer may resign
          at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

                    Section 5.3 Subordinate Officers, Committees and Agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

                    Section 5.4 Removal of Officers and Agents.-- Any officer or agent of the corporation may be removed by the board of directors with or without cause.

                    Section 5.5  Vacancies.--A vacancy in any
          office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.3, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

                    Section 5.6  Authority.--All officers of the
          corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

                    Section 5.7  The President.--The president
          shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

                    Section 5.8  The Vice Presidents.--The vice
          presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

                    Section 5.9 The Secretary.--The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

                    Section 5.10 The Treasurer.--The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

                    Section 5.11  Salaries.--The salaries of the
          officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to
          Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                  ARTICLE VI

                    Certificates of Stock, Transfer, Etc.

                    Section 6.1  Share Certificates.

                         (a)  Form of Certificates.--Certificates
          for shares of the corporation shall be in such form as approved by the board of directors.

                         (b)  Share Register.--The share register
          or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent.

                    Section 6.2 Issuance.--The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine.

                    Section 6.3  Transfer.--Transfers of shares
          shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

                    Section 6.4  Record Holder of Shares.--The
          corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

                    Section 6.5  Lost, Destroyed or Mutilated
          Certificates.--The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                 ARTICLE VII

                    Indemnification of Directors, Officers
                     and Other Authorized Representatives

          (The provisions of this Article VII were adopted by the shareholders of the corporation on _______ __, 1996; the predecessor provisions of this Article were first adopted by the board of directors as Article VII of the By-Laws of the corporation on April 21, 1987, subject to shareholder approval, and were approved by the shareholders at the 1987 Annual Meeting of Shareholders.)

                    Section 7.1  Scope of Indemnification.

                         (a)  General Rule.--The corporation shall
          indemnify an indemnified representatives against any liability incurred in connection with any proceeding in which the indemnified representatives may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                              (1)  where such indemnification is
                    expressly prohibited by applicable law;

                              (2)  where the conduct of the
                    indemnified representative has been finally determined pursuant to Section 7.06 or otherwise to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S.
                    SECTION 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                              (3)  to the extent such
                    indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

                         (b)  Partial Payment.--If an indemnified
          representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                         (c)  Presumption.--The termination of a
          proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                         (d)  Definitions.--For purposes of this
          Article:

                              (1)  "indemnified capacity" means any
                    and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                              (2)  "indemnified representative"
                    means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                              (3)  "liability" means any damage,
                    judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                              (4)  "proceeding" means any
                    threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

                    Section 7.2  Proceedings Initiated by
          Indemnified Representatives.--Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

                    Section 7.3  Advancing Expenses.--The
          corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.1 or the initiation of or participation in which is authorized pursuant to Section 7.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to
          Section 7.6 to such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                    Section 7.4  Securing of Indemnification
          Obligations.--To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

                    Section 7.5  Payment of Indemnification.--An
          indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

                    Section 7.6  Arbitration.

                         (a)  General Rule.--Any dispute related to
          the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

                         (b)  Qualifications of Arbitrators.--Each
          arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

                         (c)  Burden of Proof.--The party or
          parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

                         (d)  Expenses.--The corporation shall
          reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

                         (e)  Effect.--Any award entered by the
          arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.1(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

                    Section 7.7  Contribution.--If the
          indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

                    Section 7.8  Contract Rights; Amendment or
          Repeal.--All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                    Section 7.9  Scope of Article.--The rights
          granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                    Section 7.10  Reliance on Provisions.--Each
          person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

                    Section 7.11  Interpretation.--The provisions
          of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. SECTION 1746.

                                 ARTICLE VIII

                                Miscellaneous

                    Section 8.1 Corporate Seal.--The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

                    Section 8.2 Checks.--All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

                    Section 8.3  Contracts.--Except as otherwise
          provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

                    Section 8.4  Deposits.--All funds of the
          corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

                    Section 8.5  Right of Inspection.--Every
          shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

                    Section 8.6 Amendment of Bylaws.--These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or
          (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.